UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of report (Date of earliest event reported) May 9 , 2006

                              BOWATER INCORPORATED
             (Exact name of registrant as specified in its charter)


     Delaware                            1-8712                 62-0721803
(State or other jurisdiction           (Commission             (IRS Employer
of incorporation)                      File Number)          Identification No.)


                             55 East Camperdown Way
                                  P.O. Box 1028
                        Greenville, South Carolina 29602
               (Address of principal executive offices) (Zip Code)

                                 (864) 271-7733 (Registrant's telephone number,
              including area code)

(Former name or former address, if changed since last report):  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

// Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

// Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

//   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

// Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

CEO Compensation

     On May 9, 2006, the Human Resources and Compensation Committee of the Board of Directors (the "Committee") of Bowater Incorporated (the "Company") approved the following items relating to CEO compensation, all in accordance with the terms of the employment agreement between the Company and David J. Paterson, dated April 4, 2006 (the "Employment Agreement"), providing for his employment as the Company's President and Chief Executive Officer (the "CEO"). The Employment Agreement was previously described in and filed with a Form 8-K dated April 4, 2006.

     50,000 Restricted Stock Unit Award. An award of 50,000 restricted stock units was granted to the CEO as of May 10, 2006 pursuant to the terms of the 2006 Stock Option and Restricted Stock Plan. The terms of the award provide for one-year vesting, accrual of dividends to be paid upon vesting, and accelerated vesting in the event of a change in control, death, disability or involuntary termination without "Cause" or for "Good Reason" as defined in the Employment Agreement. A copy of the award agreement is attached as Exhibit 10.1.

     250,000 Stock Option Awards. The Committee ratified the grant of three stock option awards made to the CEO as of May 1, 2006, under the Bowater Incorporated 1997, 2000, and 2002 Stock Option Plans (the "Prior Stock Option Plans"), for a total of 250,000 stock options. The combined terms provide for prorated vesting over three years, an exercise price of $27.425, ten-year terms and accelerated vesting in the event of a change in control or death. Retirement and disability are treated as continued employment in accordance with the terms of the Prior Stock Option Plans. The three stock option award agreements are attached as Exhibit 10.2.

     MTIP  Amendment.  The  Committee  approved  an  amendment  to the  Mid-Term
Incentive Plan (the "MTIP") to exclude the CEO from coverage until January 1, 2007. The MTIP amendment is attached as Exhibit 10.3.

     Change in Control Agreement. A Change in Control Agreement between the Company and David J. Paterson (the "CIC Agreement") was signed on May 10, 2006 in accordance with his Employment Agreement. The CIC Agreement includes the provisions described below. A copy of the CIC Agreement is attached as Exhibit 10.4.

     If within 36 months following a change in control of the Company the CEO's (the "Executive's") employment is terminated, the Executive will receive his accrued salary. Unless the Executive's termination is for cause, he will also receive a prorated annual incentive award and all benefits under the Company's benefit plans and policies to which he is entitled through his date of termination.

     In addition, if the Executive's employment is involuntarily terminated without cause or is terminated by the Executive for good reason within 36 months following a change in control, the Executive will receive, in lieu of any severance payments provided in his Employment Agreement, an amount equal to the sum of: (a) three times the Executive's annual base salary in effect when the Executive is terminated or, if higher, the Executive's annual base salary in effect immediately prior to the change in control; (b) three times the target annual incentive award that could have been awarded to the Executive under the annual incentive plan in effect when the Executive is terminated, or, if higher, during the year of the change in control; (c) three times the largest annual contribution that could have been made by the Company to its savings plans on the Executive's behalf for the year in which the Executive is terminated or, if higher, for the year of the change in control; (d) thirty percent of the Executive's annual base salary in effect when the Executive is terminated, or, if higher, the Executive's annual base salary in effect immediately prior to the change in control (as compensation for certain other benefits lost as a result of the termination of employment); (e) an amount equal to the value of the additional retirement benefits the Executive would have earned for three years following the Executive's termination date; and (f) retiree health care and life insurance coverage on substantially the same terms as would have been provided to Executive retirees as of the date of the change in control.

     The CIC Agreement also provides the Executive with outplacement assistance and a grossed up reimbursement of certain excise taxes that may be levied on "excess parachute payments". The Executive will also be entitled to be paid or reimbursed for all costs incurred (or to be incurred): (i) in connection with confirming the Executive's rights to and amounts of payments due under the CIC Agreement; (ii) to dispute or contest any termination of the Executive's employment following a change in control or to enforce the terms of the CIC Agreement; or (iii) in connection with any audit relating to any payment or benefit provided under the CIC Agreement.

Retirement Plan Proposal

     On May 9, 2006, the Committee approved changes to the retirement benefits provided to its US non-union employees, including its US executive officers as follows:

     o Replacement of the defined benefit pension benefit with an enhanced savings plan benefit for all newly hired employees and all active employees (i) who are younger than age 55 and (ii) whose age plus years of service total less than 70, as of December 31, 2006 ("non-grandfathered" employees). All other employees would be grandfathered and would continue to accrue benefits under the current defined benefit plan.

     o Streamlining the savings plan by establishing a new "safe harbor" qualified Retirement Savings Plan for most US non-union employees (including grandfathered employees) with (i) an employer matching contribution equal to 100% of the first 3% of employee compensation and 50% of the next 2% of employee compensation, (ii) elimination of the additional discretionary match, (iii) an expanded safe harbor definition of compensation including bonus, gainsharing and overtime, and (iv) Roth 401(k) accounts.

     o Providing an automatic employer contribution for non-grandfathered and newly hired employees based upon the sum of the participant's age plus years of service as follows:

          -    less than 40 would receive a contribution of 2.5% of compensation

          -    40-49 would receive a contribution of 3.5% of compensation

          -    50-59 would receive a contribution of 4.5% of compensation

          -    60-69 would receive a contribution of 5.5% of compensation

          -    70 or more would receive a contribution of 6.5% of compensation

     o Modifying the non-qualified compensatory savings plan (or creating a new one) to allow for (i) employer contributions that cannot be made to the qualified plan because of regulatory limits, (ii) investment options determined appropriate by the Pension Administration Committee (anticipated to be similar to the Retirement Savings Plan), (iii) an additional 12% employer contribution for the CEO and an additional 10% employer contribution for certain executive officers, and (iv) the ability to defer earned income into the plan for certain executive officers.

     The new program will be effective January 1, 2007. As of that date (or May 1, 2006 for the CEO), the Bowater Incorporated Retirement Plan, the Bowater Incorporated Benefits Equalization Plan (the "Equalization Plan") and the Bowater Incorporated Supplemental Plan (the "SERP") will no longer admit new participants and the benefits (years of service and compensation) will be frozen for those participants who are younger than age 55 and whose age plus years of service total less than 70. Those plans would continue for the grandfathered participants.

2006 Stock Option and Restricted Stock Plan

     On  May  10,  2006,  the  Company's   shareholders   approved  the  Bowater
Incorporated 2006 Stock Option and Restricted Stock Plan (the "2006 Equity Plan"), which was described in the Company's Proxy Statement for the May 10, 2006, Annual Meeting of Shareholders (the "Proxy Statement") at Item No. 2. A copy of the 2006 Equity Plan was attached to the Proxy Statement as Appendix A.

     The Committee made four types of awards pursuant to the 2006 Equity Plan, effective May 10, 2006, upon approval of the 2006 Equity Plan as follows:

     o Restricted stock unit awards in lieu of Annual Incentive Awards (the "Bonus RSUs") were granted to the participants in the 2005 Annual Incentive Plan. These awards equaled the value of the Annual Incentive Awards the participants would have earned under the 2005 Annual Incentive Plan, if such awards had been granted, expressed in Bowater stock as of May 10, 2006. The awards will vest on January 1, 2008. Accelerated vesting will occur in the event of a change in control, death, disability or involuntary termination. In the event of retirement, the participant will be entitled to a prorated award. Accrued dividends will be payable upon vesting. A representative award agreement for the Bonus RSUs is attached as Exhibit 10.5.

     o Regular restricted stock unit awards (the "Regular RSUs") were granted to eligible management employees. These awards will be fully vested on January 24, 2009. A participant will receive a prorated award in the event of retirement, death, disability or involuntary termination, vesting immediately. In the event of a change in control, a participant will be fully vested. Accrued dividends will be payable upon vesting. A representative award agreement for the Regular RSUs is attached as Exhibit 10.6.

     o Performance-based restricted stock unit awards were granted to eligible management employees in salary grade 30 and above. If the Company has positive earnings per share during the three-year period beginning January 1, 2006, and ending December 31, 2008, the total award will vest. If the Company has positive earnings per share for any one calendar year during the three-year period, one-third of the award will vest for each such year. "Earnings per share" and "net earnings" will be as reflected in the Company's published financial statements. A participant will receive a prorated award in the event of retirement, death, disability or involuntary termination only if the Company has positive earnings per share for the three-year period beginning January 1, 2006, and ending December 31, 2008. A participant will be fully vested in the award in the event of a change in control. Accrued dividends will be payable upon vesting. A representative award agreement for the Performance-based RSUs is attached as Exhibit 10.7.

     o Stock option awards were granted to eligible management employees in salary grade 30 and above. The option awards will be fully vested on January 24, 2009. A participant will receive a prorated award in the event of retirement, death, disability or involuntary termination, vesting immediately. A participant will be fully vested in the award in the event of a change in control. A representative stock option award agreement is attached as Exhibit 10.8.

Director Compensation

     On May 9, 2006, the Committee approved the grant of 1450 stock units to the non-employee directors in accordance with the 2004 Non-Employee Director Stock Unit Plan. The terms of the grants provide that all first-time awards will be payable in cash upon termination. The payment date for all other awards will be governed by the participant's payment election as of December 31, 2005. A representative award agreement is attached as Exhibit 10.9.

Amendments to the SERP and the Equalization Plan

     Amendments have been adopted for the SERP and the Equalization Plan incorporating modifications previously described in a Form 8-K filing dated November 8, 2005 (the "November filing"). The amendments also provide that the Bonus RSUs previously described above will be included as pensionable earnings and exclude the CEO from coverage in accordance with his Employment Agreement. Copies of the Fourth Amendment to the SERP and the Third Amendment to the Equalization Plan are attached as Exhibits 10.10 and 10.11, respectively.

Amendment to Bowater Incorporated Compensatory Benefits Plan (the "Compensatory Plan")

     An amendment to the Compensatory Plan has been adopted incorporating modifications previously described in the November filing and excluding the CEO from coverage in accordance with his Employment Agreement. A copy of the Second Amendment to the Compensatory Plan is attached as Exhibit 10.12.

SERP Modification for Senior Vice President, Secretary and General Counsel

     The Committee approved a modification to the SERP benefits provided to the Senior Vice President, Secretary and General Counsel (the "General Counsel"). As of September 30, 2006, the General Counsel will be credited with an additional two years and three months of service credit (for a total of five years), and be entitled to an immediate distribution of SERP benefits and retiree health and life insurance upon termination for any reason other than for cause. If he is terminated without cause prior to September 30, 2006, he will also be credited with a total of five years of service and be entitled to an immediate distribution of benefits and retiree health and life insurance. In all of these circumstances, the 10 year service requirement for immediate distribution of SERP benefits and entitlement to retiree health and life insurance benefits is waived for the General Counsel.

Consulting Agreement with Chairman of the Board

     On May 10, 2006, the Board of Directors of the Company approved the material terms of an agreement between Arnold M. Nemirow and the Company regarding the service of Mr. Nemirow during the remainder of the year as Non-Executive Chairman of the Board of Directors and regarding his services to the Company as a consultant for a two-year period thereafter. The terms are summarized below:

Continued  Services:  Mr.  Nemirow will serve as  Non-Executive  Chairman of the
Board of the Company until December 31, 2006 ("Board Service Period"). From January 1, 2007 until December 31, 2008 he shall serve as a consultant to the Company ("Consultant Period").

Fees: Mr. Nemirow shall receive $50,000 per month for his services during the Board Service and Consulting Periods and shall not receive any compensation or fees to which a non-employee director is otherwise entitled. He shall be reimbursed by the Company for the cost of an off-site office and administrative support during the Board Service Period.

Change in Control: The Change in Control Agreement in effect between Mr. Nemirow and the Company as of April 30, 2006 shall be amended such that if a defined change in control occurs as a result of the execution of a letter of intent or a definitive agreement during the Board Service Period, he shall receive upon closing of the transaction three times the annualized fee payable to him as non-executive chairman plus any excise taxes due as a result of such payment.

Non-Competition:   The   agreement   contains   non-competition,    confidential
information, independent contractor and release provisions.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On May 10, 2006, the Board of Directors of the Company unanimously elected Arnold M. Nemirow as a Class II Director and as Chairman of the Board. Mr. Nemirow was also appointed to the Executive Committee. Mr. Nemirow became Chief Executive Officer of Bowater in 1995 and became Chairman in 1996. Mr. Nemirow retired as the Company's President and Chief Executive Officer effective April 30, 2006. Accordingly, as required by Section 4.15 of the Company's By-Laws, Mr. Nemirow resigned from the Board effective April 30, 2006, and his re-election was expected.

     On May 10, 2006, the Shareholders of Bowater Incorporated elected David J. Paterson as a Class I Director. The Board of Directors appointed Mr. Paterson as the Chairman of the Executive Committee. Since May 1, 2006, Mr. Paterson, age 51, has served as the Company's President and Chief Executive Officer. Mr. Paterson was Executive Vice President of Georgia-Pacific Corporation, in charge of its Building Products Division from 2003 until April 2006. At various times since 2000, Mr. Paterson has been responsible for Georgia-Pacific's Pulp and Paperboard Division, Paper and Bleached Board Division, and Communication Papers Division. Mr. Paterson joined Georgia-Pacific in 1987. Mr. Paterson holds a Bachelor of Science degree from the School of Industrial and Labor Relations, Cornell University and a Masters in Business Administration from the University of Michigan.

Item 9.01. Financial Statements And Exhibits

     (d)  Exhibits

     10.1 Bowater Incorporated Restricted Stock Unit Agreement between David J. Paterson and Bowater Incorporated, dated May 10, 2006

     10.2 Bowater Incorporated Non-Qualified Stock Option Agreements between David J. Paterson and Bowater Incorporated, dated May 1, 2006

     10.3 Second Amendment to the Bowater Incorporated Mid-Term Incentive Plan Effective as of January 1, 2003

     10.4 Change In Control Agreement between David J. Paterson and Bowater Incorporated, dated May 10, 2006

     10.5 Form of Bowater Incorporated Restricted Stock Unit Agreement - Bonus Units

     10.6 Form of Bowater Incorporated Restricted Stock Unit Agreement - Regular Award

     10.7 Form of Bowater Incorporated Performance-Based Vesting Restricted Stock Unit Agreement

     10.8 Form of Bowater Incorporated Non-Qualified Option Agreement

     10.9 Form of Bowater Incorporated 2004 Non-Employee Director Stock Unit Plan Award Agreement

     10.10 Fourth Amendment to the Supplemental Benefit Plan for Designated Employees of Bowater Incorporated and Affiliated Companies As Amended and Restated Effective February 26, 1999

     10.11 Third Amendment to the Bowater Incorporated Benefits Equalization Plan As Amended and Restate Effective February 26, 1999

     10.12 Second Amendment to the Bowater Incorporated Compensatory Benefits Plan As Amended and Restated Effective February 26, 1999




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       BOWATER INCORPORATED
                                            (Registrant)


Date:  May 15, 2006                    By:         /S/ James T. Wright
                                                   -------------------
                                           Name:  James T. Wright
                                           Title: Sr. Vice President -
                                                      Human Resources